American Tissue Inc.
                                    as Issuer

                                       and

                            The Subsidiary Guarantors
                                  Named Herein

                                  $165,000,000

                          12 1/2% Senior Secured Notes
                                due July 15, 2006

                                  -------------

                                    INDENTURE

                            Dated as of July 9, 1999

                                  -------------

                            The Chase Manhattan Bank
                                   as Trustee

                                TABLE OF CONTENTS


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                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

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SECTION 1.01.  Definitions.............................................................................1
SECTION 1.02.  Other Definitions......................................................................27
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act......................................28
SECTION 1.04.  Rules of Construction..................................................................28


                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.  Form and Dating........................................................................29
SECTION 2.02.  Execution and Authentication...........................................................30
SECTION 2.03.  Registrar and Paying Agent.............................................................30
SECTION 2.04.  Paying Agent to Hold Money in Trust....................................................30
SECTION 2.05.  Holder Lists...........................................................................31
SECTION 2.06.  Transfer and Exchange..................................................................31
SECTION 2.07.  Replacement Notes......................................................................42
SECTION 2.08.  Outstanding Notes......................................................................43
SECTION 2.09.  Treasury Notes.........................................................................43
SECTION 2.10.  Temporary Notes........................................................................43
SECTION 2.11.  Cancellation...........................................................................44
SECTION 2.12.  Defaulted Interest.....................................................................44


                                            ARTICLE 3

                                           REDEMPTION

SECTION 3.01.  Notices to Trustee.....................................................................44
SECTION 3.02.  Selection of Notes to Be Redeemed......................................................44
SECTION 3.03.  Notice of Redemption...................................................................45
SECTION 3.04.  Effect of Notice of Redemption.........................................................46
SECTION 3.05.  Deposit of Redemption Price............................................................46
SECTION 3.06.  Notes Redeemed in Part.................................................................46
SECTION 3.07.  Optional Redemption....................................................................46
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SECTION 3.08.  No Mandatory Redemption................................................................47


                                            ARTICLE 4

                                            COVENANTS

SECTION 4.01.  Payment of Notes.......................................................................47
SECTION 4.02.  Maintenance of Office or Agency........................................................48
SECTION 4.03.  Change of Control......................................................................48
SECTION 4.04.  Asset Sales............................................................................50
SECTION 4.05.  Restricted Payments....................................................................53
SECTION 4.06.  Incurrence of Indebtedness and Issuance of Preferred Stock.............................57
SECTION 4.07.  Liens..................................................................................60
SECTION 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.........................60
SECTION 4.09.  Transactions with Affiliates...........................................................61
SECTION 4.10.  Additional Subsidiary Guarantees.......................................................62
SECTION 4.11.  Impairment of Security Interests.......................................................62
SECTION 4.12.  Line of Business.......................................................................63
SECTION 4.13.  Payments for Consent...................................................................63
SECTION 4.14.  Reports................................................................................63
SECTION 4.15.  Taxes..................................................................................63
SECTION 4.16.  Maintenance of Properties; Insurance, Books and Records................................64
SECTION 4.17.  Statement as to Compliance.............................................................64


                                            ARTICLE 5

                                           SUCCESSORS

SECTION 5.01.  Merger, Consolidation or Sale of Assets................................................65
SECTION 5.02.  Successor Corporation Substituted......................................................66


                                            ARTICLE 6

                                      DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default......................................................................66
SECTION 6.02.  Acceleration...........................................................................68
SECTION 6.03.  Other Remedies.........................................................................69
SECTION 6.04.  Waiver of Past Defaults................................................................69
SECTION 6.05.  Control by Majority....................................................................69
SECTION 6.06.  Limitation on Suits....................................................................70
SECTION 6.07.  Rights of Holders of Notes to Receive Payment..........................................70
SECTION 6.08.  Collection Suit by Trustee.............................................................70
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SECTION 6.09.  Trustee May File Proofs of Claim.......................................................71
SECTION 6.10.  Priorities.............................................................................71
SECTION 6.11.  Undertaking for Costs..................................................................72


                                            ARTICLE 7

                                             TRUSTEE

SECTION 7.01.  Duties of Trustee......................................................................72
SECTION 7.02.  Rights of Trustee......................................................................73
SECTION 7.03.  Individual Rights of Trustee...........................................................74
SECTION 7.04.  Trustee's Disclaimer...................................................................74
SECTION 7.05.  Notice of Defaults.....................................................................74
SECTION 7.06.  Reports by Trustee to Holders of the Notes.............................................75
SECTION 7.07.  Compensation and Indemnity.............................................................75
SECTION 7.08.  Replacement of Trustee.................................................................76
SECTION 7.09.  Successor Trustee by Merger, etc.......................................................77
SECTION 7.10.  Eligibility; Disqualification..........................................................77
SECTION 7.11.  Preferential Collection of Claims Against Company......................................77
SECTION 7.12.  Intercreditor Agreements...............................................................77


                                            ARTICLE 8

                            DISCHARGE OF INDENTURE; LEGAL DEFEASANCE
                                     AND COVENANT DEFEASANCE

SECTION 8.01.  Satisfaction and Discharge.............................................................78
SECTION 8.02.  Option to Effect Legal Defeasance or Covenant Defeasance...............................78
SECTION 8.03.  Legal Defeasance and Discharge.........................................................79
SECTION 8.04.  Covenant Defeasance....................................................................79
SECTION 8.05.  Conditions to Legal or Covenant Defeasance.............................................79
SECTION 8.06.  Deposited Money and Government Securities to Be Held in Trust; Other
                   Miscellaneous Provisions...........................................................81
SECTION 8.07.  Repayment to Company...................................................................81
SECTION 8.08.  Reinstatement..........................................................................82


                                            ARTICLE 9

                                AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  Without Consent of Holders of Notes....................................................82
SECTION 9.02.  With Consent of Holders of Notes.......................................................83
SECTION 9.03.  Compliance with Trust Indenture Act....................................................84
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                                     -iii-

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SECTION 9.04.  Revocation and Effect of Consents......................................................84
SECTION 9.05.  Notation on or Exchange of Notes.......................................................84
SECTION 9.06.  Trustee to Sign Amendments, etc........................................................85


                                           ARTICLE 10

                                           COLLATERAL

SECTION 10.01. Collateral Documents; Additional Collateral; Substitute Collateral.....................85
SECTION 10.02. Recording, Registration and Opinions...................................................88
SECTION 10.03. Release of Collateral..................................................................90
SECTION 10.04. Possession and Use of Collateral.......................................................90
SECTION 10.05. Specified Releases of Collateral.......................................................91
SECTION 10.06. Disposition of Collateral Without Release..............................................93
SECTION 10.07. Form and Sufficiency of Release........................................................95
SECTION 10.08. Purchaser Protected....................................................................96
SECTION 10.09. Authorization of Actions to Be Taken by the Trustee Under the Collateral
                   Documents..........................................................................96
SECTION 10.10. Authorization of Receipt of Funds by the Trustee Under the Collateral
                   Documents..........................................................................96
SECTION 10.11. Powers Exercisable by Receiver or Trustee..............................................97


                                           ARTICLE 11

                                   APPLICATION OF TRUST MONIES

SECTION 11.01. Collateral Account.....................................................................97
SECTION 11.02. Withdrawal of Insurance Proceeds and Condemnation Awards...............................97
SECTION 11.03. Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer...........................100
SECTION 11.04. Withdrawal of Trust Monies for Investment in Replacement Assets.......................101
SECTION 11.05. Investment of Trust Monies............................................................103


                                           ARTICLE 12

                                      SUBSIDIARY GUARANTEES

SECTION 12.01. Subsidiary Guarantees.................................................................103
SECTION 12.02. Execution and Delivery of Subsidiary Guarantees.......................................105
SECTION 12.03. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.........................105
SECTION 12.04. Releases Following Sale of Assets.....................................................106
SECTION 12.05. Limitation of Subsidiary Guarantor's Liability........................................107
SECTION 12.06. Application of Certain Terms and Provisions to the Subsidiary Guarantors..............107
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                                           ARTICLE 13

                                          MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls..........................................................108
SECTION 13.02. Notices...............................................................................108
SECTION 13.03. Communication by Holders of Notes with Other Holders of Notes.........................109
SECTION 13.04. Certificate and Opinion as to Conditions Precedent....................................109
SECTION 13.05. Statements Required in Certificate or Opinion.........................................110
SECTION 13.06. Rules by Trustee and Agents...........................................................110
SECTION 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders..............110
SECTION 13.08. Governing Law.........................................................................110
SECTION 13.09. No Adverse Interpretation of Other Agreements.........................................110
SECTION 13.10. Successors............................................................................111
SECTION 13.11. Severability..........................................................................111
SECTION 13.12. Counterpart Originals.................................................................111
SECTION 13.13. Table of Contents, Headings, etc......................................................111
SECTION 13.14. Intercreditor Agreements..............................................................111

EXHIBITS

EXHIBIT A         FORM OF NOTE AND SUBSIDIARY GUARANTEE
EXHIBIT B         FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C         FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D         FORM OF SECURITY AGREEMENT
EXHIBIT E-1       FORM OF MORTGAGE
EXHIBIT E-2       FORM OF LEASEHOLD MORTGAGE
EXHIBIT E-3       FORM OF DEED OF TRUST
EXHIBIT E-4       FORM OF LEASEHOLD DEED OF TRUST
EXHIBIT F         FORM OF EXISTING LIEN INTERCREDITOR AGREEMENT
EXHIBIT G         FORM OF BOISE INTERCREDITOR AGREEMENT
EXHIBIT H         FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
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                                      -v-

     INDENTURE, dated as of June 9, 1999, among American Tissue Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined) and The Chase Manhattan Bank, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/2% Series A Senior Secured Notes due 2006 (the "Series A Notes") and the 12 1/2% Series B Senior Secured Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. Definitions.

     "144A Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Series A Notes sold in reliance on Rule 144A.

     "Account Debtor" means any Person who is or who may become obligated to the Company or any Subsidiary under, with respect to, or on account of, an Account.

     "Accounts" shall have the meaning given to such term in the Security Agreement.

     "Accrued Bankruptcy Interest" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of the Subsidiary Guarantors under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

     "Acquired Indebtedness" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms

"controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in which a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

     "After-Acquired Property" means any and all assets or property acquired after the Issue Date including any assets or property acquired by the Company or any Subsidiary Guarantor from a transfer from the Company or a Wholly Owned Subsidiary that is a Subsidiary Guarantor.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Purchase Agreement" means the asset purchase agreement, dated as of March 24, 1999, for the purchase and sale of the Berlin-Gorham Mills, by and among Crown Paper Co., Crown Vantage-New Hampshire Electric, Inc., Berlin Mills Railway, Inc., American Tissue Inc. (f/k/a American Tissue Holdings Inc.) and Pulp & Paper of America LLC, including any instrument or agreement executed in connection therewith, as such agreements or instruments are in effect on the Issue Date.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such Person) other than to the Company or to any of its Wholly Owned Subsidiaries that is a Subsidiary Guarantor and other than directors' qualifying shares, in each case, in excess of $250,000;

          (2) the issuance of Equity Interests in any Subsidiaries or the sale of any Equity Interests in any Subsidiaries, in each case, in one or a series of related transactions (x) that have a fair market value in excess of $250,000 or (y) with respect to which the Company shall have received net proceeds in excess of $250,000; and

          (3) the damage or destruction of all or any portion of the Collateral or the taking of all or any portion of the Collateral by eminent domain;

provided, that notwithstanding the foregoing, the term "Asset Sale" will not include:

          (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company or any of its Subsidiaries, as permitted pursuant to Section 5.01;

          (b) the sale or lease of Equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice and to the extent that such sales or leases are not part of a sale of the business in which such Equipment was used or in which such inventory or accounts receivable arose;

          (c) a transfer of assets by the Company to a Wholly Owned Subsidiary that is a Subsidiary Guarantor or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor;

          (d) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor;

          (e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

          (g) sales or transfers of accounts receivable and related assets pursuant to a Qualified Receivables Transaction to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP; provided that such sales shall not exceed the lesser of $25.0 million or the outstanding balance under the Revolving Credit Facility; and provided further that the entire proceeds of any such sale are used to repay outstanding indebtedness under the Revolving Credit Facility and permanently reduce commitments thereunder;

          (h) Permitted Investments; or

          (i) a Restricted Payment that is permitted by Section 4.05.

For the purposes of clause (g), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction.

     "Berlin-Gorham Mills" means the pulp and paper mills located in Berlin and Gorham, New Hampshire and certain related assets to be acquired by the Company on the Issue Date pursuant to the Asset Purchase Agreement.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors of the Company.

     "Board Resolution" means a resolution duly adopted by the Board of Directors and certified by an Officer.

     "Boise Agreement" means that certain agreement dated November 23, 1992, among Boise Cascade, American Tissue Mills of Oregon, Inc. and American Tissue Corporation, as amended on January 1, 1999 and as the same may be further amended, modified, extended, renewed, amended and restated or supplemented from time to time.

     "Boise Cascade" means the Boise Cascade Corporation.

     "Boise Collateral" shall have the meaning given to such term in the Security Agreement.

     "Boise Intercreditor Agreement" means the intercreditor agreement with Boise Cascade substantially in the form of Exhibit G attached hereto.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association, limited liability company or other business entity, any and all shares, membership interests or other interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership, partnership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than 12 months from the date of acquisition;

          (2) U.S. dollar denominated (or foreign currency fully hedged) (a) time deposits, money-market deposits or accounts, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 12 months from the date of acquisition, and (b) overnight bank deposits and federal funds transactions with a bank meeting the qualifications specified in clauses (a)(i) or (a)(ii) above;

          (3) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within 12 months of the date of acquisition;

          (4) repurchase agreements with a term of not more than 60 days with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for underlying securities of the types described in subparagraphs (1), (2), or (3) above, in which the Company will have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations;

          (5) investments in securities with maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof; and

          (6) interests in money market mutual funds which invest solely in assets or securities of the types described in subparagraphs (1) through
     (5) hereof, inclusive.

     "Cedel" means Cedel Bank, SA.

     "Change of Control" means such time as:

          (1) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, a "Group"), other than any of the Permitted Holders, has become, directly or indirectly, the "beneficial owner" of 35% or more of the voting power of the voting Capital Stock of the Company and the Permitted Holders beneficially own, directly or indirectly, a lesser percentage of the voting power of the voting Capital Stock of the Company than the percentage beneficially owned by such person or Group; or

          (2) the sale, lease or transfer of all or substantially all of the assets of the Company and its Subsidiaries to any person or Group (other than a Subsidiary Guarantor or any of the Permitted Holders); or

          (3) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than as a result of death) to constitute a majority of the directors of the Company, as the case may be, then in office.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means, collectively, all of the property and assets (including, without limitation, Primary Collateral, Boise Collateral and Secondary Collateral) that are from time to time subject to the Lien of the Collateral Documents, including the Liens, if any, required to be granted pursuant to Section 10.01 and otherwise required pursuant to the other provisions of this Indenture.

     "Collateral Account" means the collateral account established pursuant to this Indenture.

     "Collateral Documents" means, collectively, the Intercreditor Agreements, the Mortgages, the Security Agreement and all other mortgages, deeds of trust, pledge agreements, collateral assignments or other instruments evidencing or creating any security interests in favor of the Trustee in all or any portion of the Collateral including, without limitation, financing statements, in each case, as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms hereof and thereof.

     "Consolidated EBITDA" means, with respect to the Company and its Subsidiaries for any period, the sum of, without duplication:

          (1) the Consolidated Net Income for such period; plus

          (2) the Fixed Charges for such period; plus

          (3) provision for consolidated taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period); plus

          (4) consolidated depreciation, amortization and other non-cash charges of the Company and its Subsidiaries required to be reflected as expenses on the books and records of the Company; minus

          (5) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (4); and

          (6) excluding the impact of foreign currency translations.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to the Company by such Subsidiary without prior approval pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor;

          (2) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) the cumulative effect of a change in accounting principles will be excluded; and

          (5) all other extraordinary gains and extraordinary losses will be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries of such Person and in other Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in this Indenture as the Depositary with respect to the Notes, until a successor will have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" will mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days after the final maturity date of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Sections 4.03 and 4.04; provided that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.05.

     "Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States, any state thereof or the District of Columbia.

     "Equipment" shall have the meaning given to such term in the Security Agreement.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act of (1) Equity Interests (other than Disqualified Stock) of the Company or (2) Equity Interests (other than Disqualified Stock) of the Company's parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of the Company or are used to purchase Equity Interests (other than Disqualified Stock) of the Company.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means Series B Notes received by a Holder in the Exchange Offer.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

     "Exchange Offer Registration Statement" has the meaning given to such term in the Registration Rights Agreement.

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

     "Existing Lien Intercreditor Agreement" means the existing lien intercreditor agreement substantially in the form of Exhibit F attached hereto.

     "Existing Mortgage Collateral" shall have the meaning given to such term in the Existing Lien Intercreditor Agreement.

     "Existing Mortgage Lender" shall have the meaning given to such term in the Existing Lien Intercreditor Agreement.

     "Existing Mortgage Loans" means the documents or instruments, including any related notes, guarantees, collateral documents and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, renewed, extended, replaced, restated or refinanced from time to time, which create (1) an obligation of the Company or a Subsidiary Guarantor and (2) a security interest in any Existing Mortgage Collateral, in each case, in favor of an Existing Mortgage Lender.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a resolution of the Board of Directors delivered to the Trustee except (a) any determination of Fair Market Value made with respect to any parcel of real property and related fixtures shall be made by an Independent Appraiser and (b) as otherwise indicated in this Indenture, the Collateral Documents or the Intercreditor Agreements.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above:

          (1) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period;

          (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the consolidated interest incurred by such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

          (2) the consolidated interest incurred by such Person and its Subsidiaries that was capitalized during such period;

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); and

          (4) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

     "Foreign Subsidiary" means any Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto, issued in accordance with Article 2 hereof.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and indemnity obligations arising in favor of officers, directors or employees of the guarantor under corporation statutes, charter and bylaw provisions or by contract or under contracts entered into with suppliers and customers in the ordinary course of business of the guarantor), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements, in each case designed to protect such Person against fluctuations in interest rates, currency rates or the prices of commodities actually at that time used in the ordinary course of business of such Person.

     "Holdco" means Middle American Tissue Inc., a Delaware corporation, and the direct parent of the Company.

     "Holdco Notes" means the senior secured discount notes in an aggregate principal amount of $20.0 million issued on the Issue Date to DLJ Merchant Banking Partners II, L.P. and certain of its affiliates.

     "Holder" means a Person in whose name a Note is registered on the Registrar's books.

     "IAI Global Note" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes an accrued expense or trade payable) or representing any Hedging Obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Appraiser" means a person who in the course of its business appraises property and (1) where real property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated, (2) who does not have a direct or indirect financial interest in the Company and (3) who, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the tasks for which it is engaged.

     "Independent Financial Advisor" means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (it being understood that securities of the Company acquired in the ordinary course of trading operations shall not be deemed to give rise to such direct or indirect financial interest in the Company) and (2) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Indirect Participant" means entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Initial   Purchaser"  means  Donaldson,   Lufkin  &  Jenrette   Securities
Corporation, as initial purchaser of the Series A Notes.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

     "Intellectual Property" means "Intellectual Property Collateral" as defined in the Security Agreement.

     "Intercreditor Agreements" means the Existing Lien Intercreditor Agreement and the Boise Intercreditor Agreement.

     "Interest Payment Date" means each January 15 and July 15, commencing January 15, 2000.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" means the date on which Notes are first issued under this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Mortgage" means each mortgage, leasehold mortgage, deed of trust or leasehold deed of trust, as applicable, substantially in the form of Exhibit F-1, F-2, F-3 or F-4, respectively, attached hereto (including such changes to such form as may be necessary or desirable to conform to applicable local laws or customs regarding property in the jurisdiction where such instrument is to be recorded) as the same may be amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Mortgaged Property" means each Real Property encumbered by a Mortgage.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

          (2) any extraordinary or non-recurring gain (but not loss), together with any related provision for taxes on such extraordinary or non-recurring gain (but not loss).

     "Net Insurance Proceeds" means collectively (i) all insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) actually received by the Trustee or the Company or any of its Subsidiaries as a result of damage to, or the loss or destruction of, all or any portion of the Collateral, less collection costs, including fees and expenses of attorneys and insurance adjusters paid or incurred by the Company or any of its Subsidiaries and (ii) all proceeds, awards or payments for any Collateral which is taken by eminent domain, expropriation or similar governmental actions or sold pursuant to the exercise by the United States of America or any state, municipality, province or other governmental authority of any right which it may have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, in each case less collection costs, including fees and expenses of attorneys paid or incurred by the Company or any of its Subsidiaries.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales and brokerage commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable by the Company or any of its Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Notes or the Subsidiary Guarantees) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S.

     "Note Custodian" means The Chase Manhattan Bank, as custodian with respect to the Global Notes, or any successor entity thereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the Series A Notes by the Company on the Issue Date.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company or any Subsidiary by two Officers of the Company or such Subsidiary, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or such Subsidiary, as applicable, that meets the requirements of
Section 13.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Parent" means Super American Tissue Inc., a Delaware corporation, the indirect parent of the Company and the direct parent of Holdco.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

     "Permitted Collateral Liens" means the Liens expressly permitted by the applicable Collateral Documents.

     "Permitted Holders" means Nourollah Elghanayan, Mehdi Gabayzadeh and their respective spouses, lineal descendants and adopted children and spouses of their respective lineal descendants and adopted children, siblings and lineal descendants of such siblings and spouses of such Persons, any foundation controlled by any of the foregoing persons, any trusts for the benefit of any of the foregoing persons and any Affiliates of the foregoing persons.

     "Permitted Investments" means:

          (1) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in the same or a similar, complementary, ancillary or related line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof;

          (2) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided, that the foregoing Investment is in the form of a note that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

          (3) any Investments in cash and Cash Equivalents;

          (4) Investments by the Company or any Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in the same or a similar, complementary, ancillary or related line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in the same or a similar, complementary, ancillary or related line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof;

          (5) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.04;

          (6) Investments outstanding as of the Issue Date;

          (7) Investments which constitute Existing Indebtedness of the Company or of any of its Subsidiaries;

          (8) any payments made in connection with the acquisition of the Berlin-Gorham Mills pursuant to the Asset Purchase Agreement;

          (9) Investments, the payment for which consist exclusively of Equity Interests (other than Disqualified Stock) of the Company;

          (10) loans or advances to officers and employees of the Company or any Subsidiary in an aggregate amount not exceeding $1.5 million at any one time outstanding;

          (11) Investments in the form of intercompany Indebtedness to the extent permitted under Section 4.06;

          (12) Hedging Obligations;

          (13) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers, in each case arising in the ordinary course of business; and

          (14) other Investments in any Person that do not exceed $10.0 million at any time outstanding.

     "Permitted Liens" means:

          (1) Liens securing obligations under this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;

          (2) Liens securing the obligations under the Boise Agreement, the Existing Mortgage Loans and the Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed applicable amounts permitted under Section 4.06;

          (3) Liens in favor of the Company or any Subsidiary Guarantor;

          (4) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company in accordance with the provisions of this Indenture; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (5) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (7) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

          (8) Liens for Taxes or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

          (9) Liens imposed by law or arising by operation of law, including carriers', warehousemen's, mechanics', materialmen's, vendors', repairmen's, landlord's or other similar Liens arising or incurred in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;

          (10) Liens of landlords or of mortgagees of landlords arising by operation of law; provided that the rental payments secured thereby are not yet due and payable;

          (11) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

          (12) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations;

          (13) Purchase Money Liens (including extensions and renewals thereof);

          (14) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

          (15) judgment and attachment Liens not giving rise to an Event of Default;

          (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

          (17) Liens arising out of consignment or similar arrangements for the sale of goods;

          (18) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

          (19) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (20) Liens securing Acquired Indebtedness (and any Permitted Refinancing Indebtedness which refinances such Acquired Indebtedness) incurred in accordance with Section 4.06; provided that (a) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (b) such Liens do not extend to or cover any property or assets of the Company or of any of the Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary;

          (21) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

          (22) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary of the Company to conduct its business or the value of the property affected thereby and are incurred in the ordinary course of business;

          (23) Liens securing obligations of the Company under Hedging Obligations permitted to be incurred under Section 4.06 or any collateral for the Indebtedness to which such Hedging Obligations relate;

          (24) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (25) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries and do not materially affect the value of the property subject thereto;

          (26) Liens encumbering property or other assets under construction arising from progress or partial payments by a customer or the Company or its Subsidiaries relating to such property or other assets;

          (27) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (28) Liens securing other Indebtedness not exceeding $10.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of the Company or any of its Subsidiaries incurred pursuant to the Fixed Charge Coverage Ratio test in the first paragraph of, or pursuant to clause (2) or (3) of the second paragraph of, Section 4.06; provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Tax Payments" means, for so long as the Company remains a "qualified Subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the
Code), distributions to Holdco to reimburse the shareholders of Holdco:

          (1) for tax liabilities, in an amount (not to exceed $2.0 million) equal to the product of (i) the previously unpaid interest on the Related Party Debt that will become taxable to the holder of such debt on the Issue Date as a result of the assumption of or transfer of such debt by or to Parent on the Issue Date, (ii) the percentage of Parent's stock not owned on the Issue Date by the holder of the Related Party Debt, his spouse or a grantor trust of which either of them is grantor (a "Related Trust") and
     (iii) the maximum combined individual federal, state and local income tax rates in effect on the Issue Date;

          (2) for tax liabilities in respect of each taxable year of the Company (or portion of a taxable year) beginning on or after the Issue Date, in an amount equal to (i) (A) the amount of original issue discount on the Related Party Debt accrued during such year minus (B) the product of (I) the percentage of Parent's stock owned during such time by the holder of the Related Party Debt, his spouse or a Related Trust and (II) the amount of original issue discount specified in clause (A), plus the amount of original issue discount incurred with respect to the Holdco Notes for such year (the "Annual Intermediate OID"), plus the Company's taxable loss, if any, for such year, minus the Company's taxable income (to the extent such income does not exceed the sum of the amount of original issue discount described in clause (A) and the Annual Intermediate OID for such year), if any, for such year, multiplied by (ii) the maximum combined individual federal, state and local income tax rate for such year; and

          (3) for tax liabilities, in an amount equal to the product of (i) (A) the excess, if any, of (I) the cumulative net taxable income since April 1, 1999 of the Company over (II) the cumulative interest expense incurred by Holdco with respect to the Holdco Notes, plus the cumulative interest expense incurred by Parent with respect to the Related Party Debt since April 1, 1999 and a percentage of any such unpaid interest expense incurred prior to April 1, 1999 equal to the percentage of Parent's stock not owned on the Issue Date by the holder of the Related Party Debt, his spouse or a Related Trust, increased by (B) the cumulative amounts included in clause
     (2)(i)(B) that actually reduce a distribution under clause (2) and (ii) the maximum combined individual federal, state and local income tax rates in effect from time to time (excluding any state or locality that treats the Company, Holdco or Parent as a "C" corporation), minus (iii) all prior distributions made under this clause (3) and any tax payments in respect of any taxable period (or portion thereof) beginning on or after April 1, 1999 that were made prior to the Issue Date by the Company or Parent to or on behalf of any of their shareholders.

          If the Company becomes taxable as a "C" corporation (as defined in Section 1361(a)(2) of the Code) and becomes a member (for income tax purposes) of an affiliated, consolidated, combined or unitary group of which Parent is the common parent (a "Group Member"), "Permitted Tax Payments" shall mean distributions to the Parent for income tax liabilities imposed on the Company as a Group Member, in an amount equal to (a) the cumulative net taxable income of the Company from the date on which the Company becomes a C corporation and a Group Member, multiplied by the maximum marginal federal, state and/or local corporate income tax rates in effect from time to time (excluding any jurisdiction that does not treat the Company as a Group Member), minus (b) all prior distributions made pursuant to this sentence and any such taxes paid directly by the Company.

          Any combined federal, state and/or local tax rate referred to in this definition shall be determined taking into account the deductibility of state and local income taxes for federal income tax purposes.

          Notwithstanding the foregoing, no distribution shall qualify as a Permitted Tax Payment if a Default or Event of Default exists or would result therefrom. Any combined federal, state and/or local tax rate referred to in this definition shall be determined taking into account the deductibility of state and local income taxes for federal income tax purposes.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Pledged Collateral" means the personal property encumbered by the Security Agreement.

     "Primary Collateral" means the "Noteholder Collateral" as defined in the Existing Lien Intercreditor Agreement.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 90 days of such acquisition.

     "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Real Property" shall have the meaning given to such term in the Existing Lien Intercreditor Agreement.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (b) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (c) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (2) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (3) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Party Debt" means (x) the debt of the Company that is assumed by or otherwise transferred to the direct parent of the Company on the Issue Date in an aggregate amount not in excess of $28.0 million and (y) the debt of Parent incurred on the Issue Date in an aggregate amount not in excess of $5.0 million, in each case accruing interest at not more than 10% per annum.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted   Investment"  means  an  Investment  other  than  a  Permitted
Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Revolving Credit Collateral" shall mean the "LaSalle Collateral" as defined in the Existing Lien Intercreditor Agreement.

     "Revolving Credit Facility" means the credit agreement among the Company, certain of the Subsidiary Guarantors, certain lenders and LaSalle Bank National Association, as lender and agent, for the other lenders, providing for working capital and other financing, as the same may be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof by the same or any other lender or group of lenders.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "S&P" means Standard & Poor's Ratings Services, or any successor thereto.

     "SEC" means the Securities and Exchange Commission.

     "Secondary  Collateral"  means,  subject to the Existing Lien Intercreditor
Agreement:

          (1) the Existing Mortgage Collateral; and

          (2) the Revolving Credit Collateral.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means each security agreement substantially in the form of Exhibit D attached hereto, as the same may be amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Shelf   Registration   Statement"   has  the  meaning  set  forth  in  the
Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). Unrestricted Subsidiaries will not be included in the definition of "Subsidiary" for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary"). Unless the context otherwise requires, reference to a Subsidiary in any provision of this Indenture shall be deemed to mean a Subsidiary of the Company.

     "Subsidiary Guarantors" means each of (1) American Tissue Corporation, American Cellulose Mill Corp., Gilpin Realty Corp., American Tissue Mills of Oregon, Inc., American Tissue Mills of Wisconsin, Inc., Tagsons Papers, Inc., American Tissue Mills of New York, Inc., American Tissue Mills of New Hampshire, Inc., Engineers Road, LLC, Markwood LLC, Grand LLC, American Tissue Mills of Greenwich LLC, Unique Financing LLC, American Tissue Mills of Neenah LLC, Coram Realty LLC, Calexico Tissue Company LLC, 100 Realty Management LLC, Saratoga Realty LLC, Pulp & Paper of America LLC, Pulp of America LLC, Paper of America LLC, Hydro of America LLC, Landfill of America LLC and their respective successors and assigns and (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Survey"   means  a  survey  of  any  parcel  of  real  property  (and  all improvements thereon):

          (1) prepared by a surveyor or engineer licensed to perform surveys in the state or province in which such property is located;

          (2) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery);

          (3) certified by the surveyor in a manner reasonably acceptable to the title company providing title insurance in respect of the Liens granted under the Mortgages; and

          (4) complying in all respects with the minimum detail requirements of the American Land Title Association, or local or foreign equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

     "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. ss. 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

     "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as amended and as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Notes" means securities that bear, or that are required to bear, the Private Placement Legend.

     "Trust Monies" means, subject to the Intercreditor Agreements, all cash and Cash Equivalents received by the Trustee:

          (1) upon the release of Collateral from the Lien of this Indenture or the Collateral Documents, including all Available Amounts and all monies received in respect of the principal of all purchase money, governmental and other obligations;

          (2) as Net Insurance Proceeds;

          (3) pursuant to the Collateral Documents;

          (4) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Collateral Documents or otherwise; or

          (5) for application as provided in the relevant provisions of this Indenture or any Collateral Document for which disposition is not otherwise specifically provided for in this Indenture or in any Collateral Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer or Asset Sale Offer.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear, and are not required to bear, the Private Placement Legend.

     "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear, and are not required to bear, the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries.

Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.05. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.06, the Company will be in default of such Section). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (a) such Indebtedness is permitted under Section 4.06, and (b) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries will not be included in the definition of "Wholly Owned Subsidiary" for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

SECTION 1.02. Other Definitions.

                                                            Defined in
          Term                                              Section
          ----                                              ----------
          "Affiliate Transaction"                             4.09
          "Approved Lender"                                   1.01
          "Asset Sale Offer"                                  4.04
          "Asset Sale Offer Amount"                           4.04
          "Asset Sale Offer Period"                           4.04
          "Asset Sale Purchase Date"                          4.04
          "Authentication Order"                              2.02
          "Available Amount"                                  4.04
          "Bankruptcy Law"                                    6.01
          "Benefitted Party"                                 12.01
          "Calculation Date"                                  1.01
          "Change of Control Offer"                           4.03
          "Change of Control Offer Period"                    4.03
          "Change of Control Payment"                         4.03
          "Change of Control Purchase Date"                   4.03
          "Company Obligations"                               4.01
          "Company Order"                                    10.05
          "Covenant Defeasance"                               8.04
          "Custodian"                                         6.01
          "DTC"                                               2.03
          "Event of Default"                                  6.01
          "Excess Proceeds"                                   4.04
          "Group"                                             1.01
          "Guarantee Obligations"                            12.01

                                                            Defined in
          Term                                              Section
          ----                                              ----------
          "Legal Defeasance"                                  8.03
          "Paying Agent"                                      2.03
          "Payment Default"                                   6.01
          "Registrar"                                         2.03
          "Released Collateral"                              10.05
          "Released Property"                                10.05
          "Released Trust Monies"                            11.04
          "Replacement Assets"                                4.04
          "Restricted Payments"                               4.05
          "Surviving Entity"                                  5.01
          "Taken"                                            10.05
          "Taking"                                           10.05
          "Title Policy"                                     10.02
          "Trust Monies Release Notice"                      11.04
          "Valuation Date"                                   10.05

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01. Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c)  Euroclear  and Cedel  Procedures  Applicable.  The  provisions  of the
"Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the

"General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel.

SECTION 2.02. Execution and Authentication.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04. Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 (other than a Definitive Note) or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an

     Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Note Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted

     Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Note Custodian shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to
     Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
          (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in
     Section 2.06(b)(ii) hereof, the Note Custodian shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.

     Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

          (d)  Transfer  and  Exchange  of  Definitive   Notes  for   Beneficial
     Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof;

               (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

               (G) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

     the Note Custodian shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate

     Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (D) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and the Note Custodian shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B) or (ii)(D) above or this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
     Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
          (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance, and accepted for exchange in the Exchange Offer, by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Note Custodian shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
          ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii)
          or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii) Original Issue Discount Legend. Each Global Note shall bear a legend in substantially the following form:

          "FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $ ;
          (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $ ; (3) THE ISSUE DATE IS , 1999; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS __%."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Note Custodian to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Note Custodian or by the Depositary at the direction of the Note Custodian to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.03 and 4.04 hereof.

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v)The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07. Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect and hold harmless the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company, whether or not the destroyed, lost or stolen Notes shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (included the fees and expenses of the Trustee) connected therewith. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.08. Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the amount of any Liquidated Damages and (v) the redemption price.

SECTION 3.02. Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price and the amount of Liquidated Damages, if any;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the

Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. Deposit of Redemption Price.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06. Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption.

     The Company may redeem the Notes at any time on or after July 15, 2004, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed after July 15 of each of the years indicated below:

Date                                                                  Percentage
- ----                                                                  ----------

2004 ....................................................             106.625%
2005 and thereafter .....................................             100.000%

     In addition, on or prior to July 15, 2002, the Company may, at its option on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally issued under this Indenture, with the proceeds of one or more Equity Offerings, at a redemption price equal to 113.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture would remain outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

SECTION 3.08. No Mandatory Redemption.

     The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. Payment of Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company's Obligations under the Notes, this Indenture, the Registration Rights Agreement and the Collateral Documents are referred to herein as the "Company Obligations."

     The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03. Change of Control.

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon (the "Change of Control Payment") to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Purchase Date pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     The Change of Control Offer will remain open for a period of 20 Business Days following the date of its mailing, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company will purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

     Upon the commencement of a Change of Control Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

          (a) that the Change of Control Offer is being made pursuant to this Section and the length of time the Change of Control Offer shall remain open;

          (b) the purchase price and the Change of Control Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Purchase Date; and

          (f) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.

     On the Change of Control Purchase Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.04. Asset Sales.

     The Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale unless:

          (1) the Company (or a Subsidiary of the Company, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced in each case by a resolution of the board of directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of in such Asset Sale;

          (2) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that each of the following shall be deemed to be cash for purposes of this provision:

               (a) the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to, or equal in right of payment with, the Notes or any Subsidiary Guarantee thereof) that are assumed by the transferee of any such assets; and

               (b) any securities, notes or other obligations received by the Company or any Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash within 60 days;

          (3) subject to the Intercreditor Agreements, if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with Sections 10.03 and 10.05;

          (4) if such Asset Sale involves the disposition of Collateral (other than Secondary Collateral), subject to the Intercreditor Agreements, the cash Net Proceeds thereof remaining after repayment (including a corresponding commitment reduction, if applicable) of any Indebtedness secured by a Permitted Collateral Lien on such asset (the "Available Amount") shall be paid directly by the purchaser of the Collateral to the Trustee for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in such Net Proceeds, such property shall be made subject to the Lien of this Indenture and the applicable Collateral Documents;

          (5) if such Asset Sale involves the disposition of Secondary Collateral, subject to the Intercreditor Agreements, the Available Amount shall be paid directly by the Existing Mortgage Lender who holds a Lien on the applicable Secondary Collateral to the Trustee for deposit into the Collateral Account, and, if any property other than cash or Cash Equivalents is included in the Net Proceeds constituting such Available Amount, such property shall be made subject to the Lien of this Indenture and the applicable Collateral Documents; and

          (6) the Company or such Subsidiary, as the case may be, applies the Net Proceeds as provided in the following paragraph.

     The Company or the applicable Subsidiary may, at its option, apply any such Net Proceeds within 360 days of the related Asset Sale as follows:

          (a) to the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a similar, complementary, ancillary or related line of business as the Company or any of its Subsidiaries was engaged in on the Issue Date or any reasonable extensions or expansions thereof ("Replacement Assets"); provided that any Replacement Assets acquired with any Available Amount shall be owned by the Company or by the Subsidiary Guarantor that made the Asset Sale and shall not be subject to any Liens other than Permitted Collateral Liens (and the Company or such Subsidiary Guarantor, as the case may be, shall, subject to any applicable Intercreditor Agreement, execute and deliver to the Trustee such Collateral Documents or other instruments as shall be reasonably necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the holders of the Notes, securing its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and otherwise shall comply with the provisions of this Indenture applicable to After-Acquired Property); or

          (b) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of Net Insurance Proceeds received on account of such loss, damage or taking.

     If the Company does not use any portion of the Net Proceeds as described above within such 360-day period, such unused portion of the Net Proceeds period shall constitute "Excess Proceeds" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the aggregate amount of Excess Proceeds. The offer price of any Asset Sale Offer will be equal to

100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, and will be payable in cash in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, remaining Excess Proceeds shall be released to the Company and may be used free and clear of the Lien of the Collateral Documents for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     Subject to the Intercreditor Agreements, all Available Amounts shall, pending their application in accordance with this covenant or the release thereof in accordance with Section 10.03, be deposited in the Collateral Account under this Indenture.

     The Asset Sale Offer will remain open for a period of 20 Business Days following the mailing of the Asset Sale Offer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this covenant and the length of time the Asset Sale Offer shall remain open;

          (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the

     Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

          (f) that Holders shall be entitled to withdraw their election if the Company, the Trustee or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note Purchased;

          (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Section 4.04, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.04 by virtue thereof.

SECTION 4.05. Restricted Payments.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company;

          (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor);

          (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinated to the Notes, other than through the purchase or acquisition by the Company of Indebtedness through the issuance in exchange therefor of Equity Interests (other than Disqualified Stock); or

          (4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.06; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3) and
     (4) of the next succeeding paragraph), is less than the sum of:

               (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date, to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (ii) to the extent not included in the amount described in clause
          (i) above, 100% of the aggregate net cash proceeds received after the Issue Date by the Company from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of the Company or of debt securities of the Company or any

          Subsidiary Guarantor that have been converted into, or canceled in exchange for, Equity Interests of the Company or of any direct or indirect parent of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock that has been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus the aggregate net cash proceeds received by the Company upon any such conversion or exchange; plus

               (iii) 100% of the cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) following the Issue Date not in excess of the original amount of the Investment in such Unrestricted Subsidiary; plus

               (iv) without duplication of amounts in clause (iii) above, to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of net cash proceeds received with respect to such Restricted Investment not in excess of the original amount of such Restricted Investment.

The foregoing provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); provided that any net cash proceeds that are utilized for any such Restricted Investment, and any Net Income resulting therefrom, will be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph;

          (3) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent capital contributions in respect of, other Equity Interests of the Company (other than any Disqualified Stock); provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, will be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph;

          (4) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); provided that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, will be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph;

          (5) Permitted Tax Payments;

          (6) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction;

          (7) the repurchase, redemption, retirement for value or other acquisition of any Equity Interests of the Company or a Subsidiary of the Company from employees, officers or directors (or their nominees) of the Company or any of its Subsidiaries or their authorized representatives upon such Person's cessation of employment with the Company or any such Subsidiary or death pursuant to the terms of an employee benefit, employment agreement or similar arrangement in an aggregate amount not to exceed $500,000 in any fiscal year, plus the aggregate net cash proceeds from any issuance during such fiscal year of Equity Interests by the Company to employees, officers or directors of the Company or any of its Subsidiaries;

          (8) pro rata dividends or other distributions made by a Subsidiary of the Company to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is not a corporation);

          (9) the acquisition by the Company or a Wholly Owned Subsidiary of the Company of any Equity Interest in a Subsidiary of the Company from a minority shareholder of such Subsidiary of the Company; and

          (10) the repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof.

     The Board of Directors may designate any Subsidiary of the Company (including a newly acquired Subsidiary) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) will be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements. The Trustee shall have no duty or obligation to verify the calculations in such Officers' Certificate or to determine its accuracy, and it shall be fully protected and shall incur no liability in relying on such Officers' Certificate with respect to the permissiveness of such Restricted Payments.

SECTION 4.06. Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of preferred stock or Disqualified Stock and the Company's Subsidiaries that are Subsidiary Guarantors may incur Indebtedness and issue shares of preferred stock if:

          (1) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock or Disqualified Stock is issued would have been at least 2.25 to 1 on or prior to the second anniversary of the Issue Date and 2.5 to 1 at any time thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

          (2) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

provided that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by the Company or a Subsidiary in compliance with this paragraph.

     The foregoing provisions of this Section 4.06 will not apply to:

          (1) the incurrence by the Company or any of its Subsidiaries of Indebtedness under the Revolving Credit Facility and reimbursement obligations in respect of letters of credit (and Guarantees thereof by Subsidiaries that are Subsidiary Guarantors) in an aggregate principal amount at any time outstanding (with letter of credit obligations being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries that are Subsidiary Guarantors with respect thereto) not to exceed an amount equal to $100.0 million less any mandatory repayments or prepayments of the Revolving Credit Facility with the proceeds of Asset Sales;

          (2) Existing Indebtedness;

          (3) Indebtedness represented by the Notes, the Subsidiary Guarantees and this Indenture;

          (4) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

          (5) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness;

          (6) the incurrence by the Company or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries and the issuance of preferred stock by any of the Company's Wholly Owned Subsidiaries to the Company or any other Wholly Owned Subsidiary; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company or a Wholly Owned Subsidiary and (b) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company or a Wholly Owned Subsidiary will be deemed, in each case, to constitute an incurrence of Indebtedness by the Company or such Subsidiary, as the case may be, not permitted pursuant to this clause (6);

          (7) the incurrence by the Company or any of its Subsidiaries that are Subsidiary Guarantors of Hedging Obligations;

          (8) Non-Recourse Debt;

          (9) Indebtedness of the Company or any of its Subsidiaries solely in respect of bankers' acceptances, letters of credit and performance bonds or similar arrangements, in each case in the ordinary course of business;

          (10) Indebtedness arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

               (a) such Indebtedness is not reflected on the balance sheet of the Company or any Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and

               (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including proceeds other than Cash or Cash Equivalents (the fair market value of such non-cash proceeds being determined by the Board of Directors and measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Subsidiaries in connection with such disposition;

          (11) the incurrence by the Company or any of its Subsidiaries that are Subsidiary Guarantors of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of $10.0 million; and

          (12) the incurrence by a Receivables Subsidiary of Indebtedness in an amount not to exceed $25.0 million in a Qualified Receivables Transaction that is without recourse to the Company or to any Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person.

     Notwithstanding any other provision of this covenant, a Guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

     Indebtedness or preferred stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

     Notwithstanding any other provisions of this covenant, the maximum amount of Indebtedness that the Company or a Subsidiary may incur shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

     For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the Fixed Charge Coverage Ratio provisions of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.06.

SECTION 4.07. Liens.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien except:

          (1) with respect to any property or asset constituting Collateral, Liens created by this Indenture, the Collateral Documents and any Permitted Collateral Liens, or

          (2) with respect to any property or asset (other than Collateral) now owned or hereafter acquired, Permitted Liens.

SECTION 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

          (1) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries;

          (2) make loans or advances to the Company or any of its Subsidiaries; or (3) transfer any of its properties or assets to the Company or any of its Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

         (a) Existing Indebtedness (including, without limitation, pursuant to the Boise Agreement and the Existing Mortgage Loans) and any documents or agreements entered into pursuant thereto or securing obligations thereunder, all as in effect on the Issue Date;

          (b) the Revolving Credit Facility and any documents or agreements entered into pursuant thereto or securing obligations thereunder, all as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements governing the Revolving Credit Facility as in effect on the Issue Date;

          (c) this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;

          (d) applicable law;

          (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition

     (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (f) by reason of customary non-assignment or subletting provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices;

          (g) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

          (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the Issue Date; provided that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien;

          (i) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;

          (j) any restriction or encumbrance contained in contracts for sale or other conveyance of assets permitted by this Indenture in respect of the assets being sold or conveyed pursuant to such contract;

          (k) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; or

          (l) contracts with customers entered into in the ordinary course of business in the nature of restrictions on cash, other deposits or net worth, which restrictions are imposed by such customers.

     Nothing contained in this Section 4.08 shall prevent the Company or any Subsidiary of the Company from creating, incurring, assuming or suffering to exist any Liens otherwise not prohibited by Section 4.07.

SECTION 4.09. Transactions with Affiliates.

     The Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $1.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and
     (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of recognized standing;

provided that the following will not be deemed to be Affiliate Transactions:

          (a) the provision of administrative or management services by the Company or any of its Officers or directors to any of its Subsidiaries in the ordinary course of business consistent with past practice;

          (b) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary;

          (c) transactions between or among the Company and/or its Wholly Owned Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

          (d) transactions not restricted by Section 4.05 (including, without limitation, Permitted Investments);

          (e) reasonable fees and compensation paid to, and indemnity provided on behalf of, Officers, directors, employees, agents or consultants of the Company or any of its Subsidiaries as determined in good faith by the Board of Directors of the Company; and

          (f) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company.

SECTION 4.10. Additional Subsidiary Guarantees.

     All Domestic Subsidiaries of the Company (other than a Receivables Subsidiary) will be Subsidiary Guarantors. In addition, the Company will not, and will not permit any of the Subsidiary Guarantors to, make any Investment in any Subsidiary that is not a Subsidiary Guarantor, unless such Investment is permitted by Section 4.05 (including any Restricted Payment or Permitted Investment permitted or not restricted by such covenant).

SECTION 4.11. Impairment of Security Interests.

     Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Lien in favor of the Trustee for the benefit of the Holders of the Notes in the Collateral, other than as expressly contemplated by this Indenture, the Collateral Documents or the Intercreditor Agreements.

SECTION 4.12. Line of Business.

     The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the owning, operating or managing of pulp and paper manufacturing and converting businesses, the purchase, refurbishment and sale of pulp, paper and converting Equipment and similar, complementary, ancillary or related lines of business.

SECTION 4.13. Payments for Consent.

     Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.14. Reports.

     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and all Holders of Notes (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

     In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors in the Notes upon request. In addition, the Company and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, they will furnish to the Trustee, Holders and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.15. Taxes.

     The Company shall pay or discharge or shall cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, (1) all material Taxes levied or imposed upon the Company or any of the Subsidiaries or upon their or any of the Subsidiaries' income, profits or property and (2) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Company or any of the Subsidiaries;

provided, however, that, subject to the terms of the applicable Collateral Documents, neither the Company nor any of the Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP. The Company and each of its Subsidiaries shall prepare and timely file with the appropriate governmental agencies all Tax Returns required to be filed for any period (or portion thereof), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or such Subsidiary, and each such Tax Return shall be complete and accurate in all material respects.

SECTION 4.16. Maintenance of Properties; Insurance, Books and Records.

     (1) Subject to, and in compliance with, the provisions of Article 10 and to the provisions of the applicable Collateral Documents, the Company shall cause all properties used or useful in the conduct of its business or the business of any of the Subsidiary Guarantors to be maintained and kept in operating condition, repair and working order (ordinary wear and tear and casualty loss excepted) and supplied with all necessary Equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

     (2) The Company shall maintain, and shall cause the Subsidiary Guarantors to maintain, subject to the provisions of the applicable Collateral Documents, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size in the locations which such business is conducted, including property and casualty loss, workers' compensation and interruption of business insurance.

     (3) The Company shall, and shall cause each of its Subsidiary Guarantors to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions of the Company and each of its Subsidiary Guarantors, in accordance with GAAP.

SECTION 4.17. Statement as to Compliance.

     The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company (which on the date hereof ends on January 31), a written statement signed by the principal executive officer, principal financial officer or principal accounting officer stating that (i) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision and (ii) to the best of his knowledge, based on such review, the Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. Merger, Consolidation or Sale of Assets.

     The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

          (1) the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (such surviving corporation, entity or transferee Person, the "Surviving Entity") is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Surviving Entity assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to a supplemental indenture and supplemental Collateral Documents each in a form reasonably satisfactory to the Trustee;

          (3) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which maybe perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

          (4) the Collateral owned by or transferred to the Surviving Entity shall:

               (a) continue to constitute Collateral under this Indenture and the Collateral Documents,

               (b) shall be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes, and

               (c) shall not be subject to any Lien other than Permitted Collateral Liens;

          (5) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture;

          (6) immediately after giving pro forma effect to such transaction, no Default or Event of Default exists;

          (7) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.06; and

          (8) the Company will have delivered to the Trustee an Officers' Certificate and an opinion of counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable, and with respect to the opinion of counsel, subject to customary enforceability exceptions.

SECTION 5.02. Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor of the Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

     An "Event of Default" wherever used herein means any one of the following events:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

          (2) default in payment when due of the principal of or premium, if any, on the Notes;

          (3) failure by the Company or any of its Subsidiaries to comply with the provisions described in Section 4.03, 4.04, 4.05 or 4.06;

          (4) continuance of a default in the performance, or breach, of any other covenant or warranty of the Company in this Indenture for a period of 30 days after there has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (5) default under any mortgage, security agreement, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

               (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness, after the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or

               (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (6) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by this Indenture, default by the Company or any of the Subsidiary Guarantors in the performance or breach of any covenant or warranty in the Collateral Documents which adversely affects the enforceability or the validity of the Trustee's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by the Company or any such Subsidiary of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against the Company or any of its Subsidiaries for any reason;

          (8) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any duly authorized person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;

          (9) the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (a) commences a voluntary case,

          (b) consents to the entry of an order for relief against it in an involuntary case,

          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (d) makes a general assignment for the benefit of its creditors, or

          (e) generally is not paying its debts as they become due; and

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any Significant Subsidiary in an involuntary case,

               (b) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

               (c) orders the liquidation of the Company or any Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     An Event of Default shall not be deemed to have occurred under clause (3),
(5) or (6) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

SECTION 6.02. Acceleration.

     If an Event of Default (other than an Event of Default specified in clauses
(9) and (10) of Section 6.01 relating to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately (together with the premium referred to in Section 6.01, if applicable). If an Event of Default specified in clause (9) or (10) of Section 6.01 relating to the Company or any Significant Subsidiary occurs, such unpaid principal of and any accrued interest (together with the premium referred to in Section 6.01(2), if applicable) on the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree, the Company has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may, subject to the Intercreditor Agreements, pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any cost, loss, liability or expense;

          (d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture or the Collateral Documents to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for all amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

          Third: subject to the Intercreditor Agreements, to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.


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


SECTION 6.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective maturity or payment dates expressed in such Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture or the Collateral Documents against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Collateral Documents. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Collateral Documents.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or in exercising any trust or power conferred upon the Trustee under this Indenture.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

     (e) No provision of this Indenture or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

     (a) In connection with the Trustee's rights and duties under this Indenture or the Collateral Documents, the Trustee may conclusively rely upon and shall be protected from acting or refraining from acting upon any document or instrument believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting under this Indenture or the Collateral Documents, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder or pursuant to the Collateral Documents in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Collateral Documents.

     (e) Unless otherwise specifically provided in this Indenture or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

     (i) To the extent any provisions of the Collateral Documents conflict with or are silent with respect to the matters set forth in this Article 7, such Collateral Document shall be deemed to include such provisions set forth herein as if stated therein.

SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. Reports by Trustee to Holders of the Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the Collateral Documents and services rendered by it hereunder and thereunder. The Trustee's compensation shall not be limited by any law in regard to the law of compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and its officers, directors, employees, agents and affiliates against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Collateral Documents and any landlord waiver or consent, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, under the Collateral Documents or under any landlord waiver or consent. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Document.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money and property held or collected by the Trustee, except money held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Documents.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(1) or 6.01(2) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, trusts and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.

     The  Trustee  is  subject  to  TIA  ss.  311(a),   excluding  any  creditor
relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12. Intercreditor Agreements.

     Notwithstanding anything to the contrary contained herein (but subject to Section 13.01 hereof), the rights, duties and obligations of the Trustee are subject to the Intercreditor Agreements.

                                    ARTICLE 8

        DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE



SECTION 8.01. Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either:

          (1) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (2) (a) all Notes not theretofore delivered to the Trustee for cancellation have or will (upon the mailing of a notice or notices deposited with the Trustee together with irrevocable instructions to mail such notice or notices to holders of the Notes) become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit; (b) the Company has paid all sums payable by it under this Indenture; and (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

     Notwithstanding the foregoing paragraphs, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 7.08, 8.07 and 8.08 shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.07 and 8.08 shall survive.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03. Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (2) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (4) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.

SECTION 8.04. Covenant Defeasance.

     Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from its obligations under the covenants contained in Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.13 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.04 hereof, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, Sections 6.01(3) through 6.01(8) hereof shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.03 or 8.04 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay (without reinvestment) the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
     Article 8 concurrently with such incurrence) or insofar as Sections 6.01(9) or 6.01(10) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.06. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds, except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to) at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.08. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:

          (a) cure any ambiguity, defect or inconsistency;

          (b) provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Section 5.01 or Section 12.01 hereof or a sale of all or substantially all of the Company's or any Subsidiary Guarantor's assets;

          (d) provide for additional Subsidiary Guarantors as set forth in
     Section 4.10 or to provide for the release of a Subsidiary Guarantor pursuant to Section 12.04;

          (e) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights hereunder of any Holder of the Notes; or

          (f) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.03 and 4.04 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Collateral Documents;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than the covenants described in Sections 4.03 and 4.04);

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of this Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes;

          (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in clause (2) above or
     Section 3.07); or

          (8) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, Collateral may be released with the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes in addition to releases of Collateral expressly permitted by this Indenture and the Collateral Documents.

SECTION 9.03. Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. Notation on or Exchange of Notes.

     The Trustee may (but shall not be obligated to) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee upon receipt of an Authentication Order, shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                   COLLATERAL

SECTION 10.01. Collateral Documents; Additional Collateral; Substitute
               Collateral.

     (a) Collateral Documents. In order to secure the due and punctual payment of the principal or premium, if any, and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, on any Asset Sale Purchase Date or Change of Control Purchase Date, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest, if any, on the Notes and the performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Subsidiary Guarantees, and any other documents contemplated hereby, as the case may be, the Company, the Subsidiary Guarantors and the Trustee, as applicable, have simultaneously with the execution of this Indenture entered into the Collateral Documents to create the security interests and for related matters. The Trustee, the Company and the Subsidiary Guarantors each hereby agree that the Trustee holds its interest in the Collateral in trust for its benefit and for the benefit of the Holders pursuant to the terms of the Collateral Documents. Each of the Company and the Subsidiary Guarantors covenants and agrees that it will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments and will do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Collateral Documents so as to render the same available for the security and benefit of this Indenture and of the Notes.

     (b) Additional Collateral. Promptly upon the acquisition or receipt by the Company or any of the Subsidiary Guarantors of After-Acquired Property:

          (i) the Company or the applicable Subsidiary Guarantor, as the case may be, and the Trustee will enter into such amendments or supplements to the Collateral Documents or such additional Mortgages (in each case in registerable or recordable form) and other Collateral Documents, and the Company shall cause such amendments, supplements, mortgages and other Collateral Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Trustee (subject to no Liens except Permitted Collateral Liens), the Company shall cause appropriate financing statements to be filed in such governmental offices as shall be reasonably necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the Uniform Commercial Code of the applicable jurisdiction, be perfected by the filing of a financing statement and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant Uniform Commercial Code, a security interest may be perfected by possession, deliver such certificates, promissory notes and other property, together with stock powers or assignments duly endorsed in blank, to the Trustee;

          (ii) in the case of additional Collateral which constitutes personal property having a value in excess of $500,000 the Company or the applicable Subsidiary Guarantor, as the case may be, shall also deliver to the Trustee the following:

               (A) an Opinion of Counsel required pursuant to Section 10.02(b) below;

               (B) an Officers' Certificate of the Company stating that any specific encumbrances to such Lien are Permitted Collateral Liens; and

               (C) evidence of payment or a closing statement indicating payments to be made of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such personal property to the Lien of any applicable Collateral Document to perfect such Liens;

          (iii) in the case of additional Collateral which constitutes Real Property the Company or the applicable Subsidiary Guarantor, as the case may be, shall also deliver to the Trustee the following:

               (A) a title insurance policy or an endorsement to an existing title insurance policy, in the American Land Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Company, the fair market value thereof as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee), in favor of the Trustee insuring that the Lien of the Collateral Documents or any additional Collateral Documents constitutes a valid and perfected Lien, subject to no Liens except Permitted Collateral Liens, on such Real Property in an aggregate amount equal to the purchase price or the fair market value, as applicable, of the Real Property and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Trustee on the date of this Indenture with respect to the real property Collateral, together with an Officers' Certificate stating that any Liens or such Real Property are Liens expressly permitted by this Indenture and the applicable Collateral Documents;

               (B) any Opinions of Counsel required pursuant to Section 10.02(b) below;

               (C) a Survey with respect to such Real Property;

               (D) a policy or certificate of insurance as required by any Mortgage relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by such Mortgage; (E) evidence of payment or a closing statement indicating payments to be made by the applicable Pledgor of all title premiums, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Security Document to perfect such Lien;

               (F) copies of all Leases, all of which Leases shall be in conformance with any applicable provisions of the Security Documents;

               (G) an Officers' Certificate of the Company stating that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness; and

               (H) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; and

          (iv) The Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 10.01(b) (including any amendments, supplements, mortgages or other Collateral Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

     (c) Substitute Collateral. The Company or any Subsidiary Guarantor may, at its option, from time to time, relocate any of the Equipment to Mexico, which Equipment shall not have a Fair Market Value greater than $15,000,000 in the aggregate, either by (i) creating a valid and perfected Lien in favor of the Trustee pursuant to the laws of Mexico or (ii) substituting other

Equipment related to or used in the principal businesses of the Company and the Subsidiary Guarantors, if such substitute Equipment has a Fair Market Value equal to or greater than the Equipment to be relocated (the "Substitute Collateral"), upon presentation to the Trustee of, among other things, the following documents:

          (1) an application of the Company or the applicable Subsidiary Guarantor requesting such substitution of Substitute Collateral and describing the property to be so released and the property to be substituted therefor;

          (2) an Officers' Certificate of the Company or the applicable Subsidiary Guarantor also signed by an Independent Appraiser;

          (3) an instrument or instruments in recordable form sufficient for the Lien of the Collateral Documents to cover the Substitute Collateral;

          (4) an Officers' Certificate of the Company stating that any specific encumbrances of such Substitute Collateral are Permitted Collateral Liens of the character which were permitted with respect to the Equipment being replaced by such Substitute Collateral;

          (5) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Subsidiary Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Substitute Collateral to the Lien of any applicable Collateral Document to perfect such Liens; and

          (6) Opinion(s) of Counsel in each jurisdiction in which such Substitute Collateral is located substantially in the form of the local counsel opinions delivered on the Issue Date and otherwise in form and substance satisfactory to the Trustee with respect to the documents executed and delivered by the Company of the applicable Subsidiary Guarantor and the Substitute Collateral encumbered thereby stating that the Lien of the Collateral Documents constitutes a valid and perfected Lien on such Substitute Collateral.

     (d) Each Holder, by accepting a Note, agrees to all the terms and provisions of the Collateral Documents, including any additional Collateral Documents described in paragraph (b) of this Section 10.01, as the same may be amended or supplemented from time to time pursuant to the provisions of the Collateral Documents (including such additional Collateral Documents) and this Indenture.

SECTION 10.02. Recording, Registration and Opinions.

     (a) The Company and the Subsidiary Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Permitted Collateral Liens), including without limitation, the filing of financing statements, continuation statements, Mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral subject to the Intercreditor Agreements. The Company and the Subsidiary Guarantors shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to so register, file or record.

     (b) The Company shall furnish to the Trustee, promptly but in no event later than 30 days after the execution and delivery of this Indenture, Opinion(s) of Counsel required by TIA ss. 314(b)(1).

     (c) The Company or the applicable Subsidiary Guarantor shall furnish to the Trustee, at the time of execution and delivery of this Indenture, with respect to each Mortgage, (i) a policy of title insurance (or a commitment to issue such policy) insuring (or committing to insure) the Lien of such Mortgage as a valid mortgage Lien, subject only to Liens specified in the applicable Mortgage as Permitted Collateral Liens on the real property and fixtures described therein which policy (or commitment) shall (A) be issued by a reputable title company,
(B) include such reinsurance arrangements, if any (with provisions for direct access), as shall be customary in the same general area and for transactions of this type and size, (C) have been supplemented by such endorsements as are customary in the same general area and for transactions of this type and size (and, in the case of any Mortgage executed after the date of this Indenture, endorsements substantially identical to those included in the title policies for the then existing Mortgages) or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel or governmental authorities (including endorsements or opinion letters on matters relating to usury, zoning, first loss, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), cluster, survey, doing business and so-called comprehensive coverage over covenants and restrictions, if available) and (D) contain only such exceptions to title as shall be Permitted Collateral Liens (as defined in the applicable Mortgage) or as shall not materially and adversely effect the value, use or operation of such real property (each, a "Title Policy"), (ii) the aggregate amount of all such Title Policies shall be not less than the principal amount of the Notes and (iii) an Officers' Certificate stating that such Title Policies comply with the requirements of this subsection (c).

     (d) The Company shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2000, an Opinions of Counsel, dated as of such date, which complies with TIA ss. 314(b)(2), either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of this Indenture and all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Collateral Documents under the UCC or the applicable law in those items of Collateral that can be perfected by the filing, recordings or registrations and reciting with respect to such Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, Mortgage and other documents have been executed and filed that are necessary, as of such date and during the succeeding 24 months, fully to maintain the perfection of the security interests of the Holders and the Trustee hereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement within such 24 month period and such continuation statement is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement; or
(ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

SECTION 10.03. Release of Collateral.

     (a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the Collateral Documents.

     (b) Anything herein to the contrary notwithstanding, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.

     (c) The release of any Collateral from the Lien of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall cause TIA ss. 314(d) relating to the release of property from the Lien of the Collateral Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

SECTION 10.04. Possession and Use of Collateral.

     Subject to and in accordance with the provisions of this Indenture and the Collateral Documents (including the Intercreditor Agreements), so long as the Trustee has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is continuing, the Company and the Subsidiary Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Monies held by the Trustee, other than monies or U.S. Government Obligations deposited pursuant to Article 8, and other than as set forth in the Collateral Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Monies held by the Trustee, other than monies and U.S. Government Obligations deposited pursuant to Article 8 and other than as set forth in the Collateral Documents and this Indenture), to alter or repair any Collateral consisting of machinery or Equipment so long as such alterations and repairs do not impair the Lien of the Collateral Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.05. Specified Releases of Collateral.

     (a) Satisfaction and Discharge; Defeasance. The Company and the Subsidiary Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Collateral Documents upon payment in full of all principal, premium, if any, interest and Liquidated Damages, if any, on the Notes and of all Obligations for the payment of money due and owing to the Trustee or the Holders, or upon compliance with the conditions precedent set forth in Article 8 for Legal Defeasance or Covenant Defeasance. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article 8), together with such documentation, if any, as may be required by the Trustee or the TIA (including, without limitation, TIA ss. 314(d)) prior to the release of such Collateral, the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company and the applicable Subsidiary Guarantors without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Company and the applicable Subsidiary Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

     (b) Dispositions of Primary Collateral Permitted by Section 4.04 The Company and each of the Subsidiary Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Primary Collateral (other than Trust Monies, excluding Trust Monies constituting Net Proceeds from an Asset Sale, which Trust Monies are subject to release from the Lien of the Collateral Documents as provided under Article 11) (the "Released Collateral") subject to an Asset Sale upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

          (i) An order of the Company requesting release of Released Collateral (a "Company Order"), such Company Order (A) specifically describing the proposed Released Collateral, (B) specifying the fair market value of such Released Collateral on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the consideration to be received is at least equal to the fair market value of the Released Collateral, (D) stating that the release of such Released Collateral will not materially and adversely impair the value of the remaining Collateral, taken as a whole, or interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is such an Affiliate, confirming that such sale is being made in accordance with Section 4.09, (F) certifying that such Asset Sale complies with the terms and conditions of this Indenture, including, without limitation, Section 4.04 hereof, (G) in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of and (H) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (ii) An Officers' Certificate certifying that (A) such sale covers only the Released Collateral and/or property which is not Primary Collateral and complies with the terms and conditions of this Indenture, including, without limitation, Section 4.08 hereof, (B) all Available Amounts from the sale of any of the Released Collateral will be deposited in the Collateral Account, and all Net Proceeds from the sale of any of the Released Collateral (and any other property which is not Primary Collateral) have been applied pursuant to
     Section 4.08 and the provisions of the Intercreditor Agreements, (C) to the extent any Released Collateral is comprised of any Boise Collateral or Secondary Collateral, Boise Cascade, the Existing Mortgage Lender or the Revolving Credit Lenders, as applicable, to the extent the Indebtedness secured by such collateral remains outstanding, shall have authorized the release of the same, (D) there is not, and will not be, a Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (E) the release of the Released Collateral will not result in a Default or Event of Default hereunder and (F) all conditions precedent in this Indenture and the Collateral Documents to such release have been complied with;

          (iii) The Net Proceeds and other property (other than cash or financial instruments) received as consideration from the Asset Sale shall be delivered to the Trustee, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the opinion of counsel, to subject to the Lien of this Indenture and the Collateral Documents all the right, title and interest of the Company and the Subsidiary Guarantors in and to such property;

          (iv) All documentation required by the TIA (including, without limitation, TIA ss. 314(d)), if any, prior to the release of Collateral by the Trustee, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents, and all documents required by Section 10.01 hereof; and

          (v) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such release have been complied with and, in addition, if any Collateral to be released is (A) only a portion of a discrete parcel of Real Property, an Opinion of Counsel confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a perfected Lien (with the same priority of such Lien prior to such release) upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage and (B) Mortgaged Property having a fair market value in excess of $500,000, the Company or the applicable Subsidiary Guarantor shall have delivered to the Trustee a Survey depicting the Real Property to be released.

     Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Subsidiary Guarantor the Released Collateral without recourse by executing a release in the form provided by the Company or the applicable Subsidiary Guarantor and reasonably acceptable to the Trustee.

     (c) Dispositions of Secondary Collateral Permitted by the Intercreditor Agreements. The Company and the Subsidiary Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Secondary Collateral upon compliance with the conditions set forth in the Existing Lien Intercreditor Agreement.

     (d) Eminent Domain, Expropriation and Other Governmental Takings. The Company and the Subsidiary Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral taken by eminent domain or expropriation or sold pursuant to the exercise by the United States of America or any State, municipality, province or other governmental authority thereof of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral ("Taking", including, with a correlative meaning the term "Taken"), upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

          (i) An Officers' Certificate of the Company certifying that (A) such Collateral has been Taken and the amount of the proceeds of such sale, and
     (B) all conditions precedent to such release have been complied with;

          (ii) the award for such property or the proceeds of such sale (net of the costs of obtaining such award or proceeds), to be held as Trust Monies subject to the disposition thereof pursuant to Article 11; provided, however, that, in lieu of all or any part of such award or proceeds, the applicable Pledgor shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Permitted Collateral Lien on all or any part of the property to be released, stating that such award or proceeds (net of the costs of obtaining such award or proceeds), or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Permitted Collateral Lien, in which case the balance of the award, if any, shall be delivered to the Trustee;

          (iii) All documentation required by the TIA (including, without limitation, TIA ss. 314(d)), if any, prior to the release of Collateral by the Trustee.

     In any proceedings for the Taking of any part of the Collateral, the Trustee may be represented by counsel who may be counsel for the Company or the applicable Subsidiary Guarantor.

     Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Subsidiary Guarantor without recourse the aforementioned items of Collateral by executing a release in the form provided by the Company or the applicable Subsidiary Guarantor.

SECTION 10.06. Disposition of Collateral Without Release.

     Notwithstanding the provisions of Section 10.05 and subject to Sections
10.07 and 13.01 below, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any Subsidiary Guarantors may, without any prior release or consent by the Trustee:

          (i) sell or otherwise dispose in any transaction or series of related transactions of any property that may be defective or may have become worn out, defective or obsolete or is not used or useful in the operation of the Company or any Subsidiary Guarantor and which has an aggregate fair market value of such property or such property is sold or otherwise disposed of in a commercially reasonably manner to an unaffiliated third party or which is replaced by property of substantially equivalent or greater value which shall become subject to the Lien of the Collateral Documents pursuant to Section 10.01 hereof;

          (ii) grant rights-of-way and easements over or in respect of any Real Property; provided, however, that such grant will not in any material respect, in the reasonable opinion of the Board of Directors of the Company or the relevant Subsidiary Guarantor, impair the usefulness of such property in the conduct of the Company's or the relevant Subsidiary Guarantor's business and will not be prejudicial to the interests of the Holders;

          (iii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, Equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Collateral Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to perfect the Lien of any of the relevant Collateral Document on such property, including all necessary instruments of further assurance, has not been recorded, registered or filed in the manner required by law to continue the perfection of the Lien of any of the Collateral Documents on such property, (2) does not comply with the terms of this Indenture and the Collateral Documents or (3) otherwise impairs the Lien of the Collateral Documents;

          (iv) subject to the provisions of the Collateral Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of the Collateral Documents; provided, however, that (i) any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of the Collateral Documents to the same extent as those previously existing and (ii) if the Company or the relevant Subsidiary Guarantor shall receive any money or property in excess of the Company's or the relevant Subsidiary Guarantor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds $500,000 (in which case all of the money and property so received and not just the portion in excess of $500,000 shall be subject to this clause), forthwith upon its receipt by such entity, shall be deposited with the Trustee (unless otherwise required by a Permitted Collateral Lien permitted under the applicable Security Documents) as Trust Monies subject to disposition as provided in Article 11 hereof or otherwise subjected to the Lien of the Collateral Documents;

          (v) grant a non-exclusive license of any Intellectual Property;

          (vi) abandon any Intellectual Property where the Company or the relevant Subsidiary Guarantor, in its reasonable business judgment, concludes that such Intellectual Property is no longer used or useful in any material respect in the conduct of the business of Company or the relevant Subsidiary Guarantor;

          (vii) surrender or modify any franchise, license or permit subject to the Lien of any of the Collateral Documents which it may own or under which it may be operating if the

     Company or the relevant Subsidiary Guarantor in its reasonable business judgment concludes that such franchise, license or permit is no longer used or useful in the conduct of the business of the Company or the relevant Subsidiary Guarantor and provided, further, that if such entity shall be entitled to receive any money or property in excess of such entity's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, to the extent that it exceeds $500,000 (in which case all of the money and property so received and not just the portion in excess of $500,000 shall be subject to this clause), forthwith upon its receipt by such entity, shall be deposited with the Trustee (unless otherwise required by a Permitted Collateral Lien) as Trust Monies subject to disposition as provided in Article 11 hereof, or otherwise subjected to the Lien of the Collateral Documents;

          (viii) subject to the provisions of the Collateral Documents, grant leases or subleases in respect of any Real Property in the event that the Company or the relevant Subsidiary Guarantor determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such entity's business and such leases or subleases do not materially interfere with the ordinary course of business of the Company and its Subsidiaries and do not materially affect the value of the property subject thereto; provided, however, that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property;

          (ix) subject to the Collateral Documents, sell or otherwise dispose of Inventory and modify, extend or renew, or compromise or settle any dispute or claim relating to, or sell any Account, in each case in the ordinary course of business consistent with prudent business practice; and

          (x) in connection with any sale of Collateral (other than Primary Collateral) in accordance with the provisions of Section 2.1 of the Existing Lien Intercreditor Agreement, execute and deliver any and all instruments evidencing the release of the Lien of the Collateral Documents on the Collateral (other than Primary Collateral) described to be sold, transferred or otherwise disposed of in accordance with the provisions of the Intercreditor Agreements.

SECTION 10.07. Form and Sufficiency of Release.

     In the event that the Company or any Subsidiary Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section
10.05 or 10.06 may be sold, exchanged or otherwise disposed of by the Company or any Subsidiary Guarantor, and the Company or such Subsidiary Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Subsidiary Guarantee and the Collateral Documents, upon being satisfied that the Company or such Subsidiary Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 10.05 or 10.06 (which, in the case of Section 10.06, shall include receipt of (i) an Officers' Certificate by the Company or such Subsidiary Guarantor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of Section 10.06 may be sold, exchanged or otherwise disposed of or dealt with by the Company or such Subsidiary Guarantor without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company or such Subsidiary Guarantor in conformity with a designated subsection of Section 10.06 and that the execution and form of such written disclaimer, release or quit-claim is appropriate under this Section 10.07), the Trustee shall execute, acknowledge and deliver to the Company or such Subsidiary Guarantor such an instrument in the form provided by the Company, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company or such Subsidiary Guarantor may reasonably request and is necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents.

SECTION 10.08. Purchaser Protected.

     No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

SECTION 10.09. Authorization of Actions to Be Taken by the Trustee Under the
               Collateral Documents.

     Subject to the provisions of the Collateral Documents:

          (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to
     (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Subsidiary Guarantors hereunder and under the Collateral Documents; and

          (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

     SECTION 10.10. Authorization of Receipt of Funds by the Trustee Under the
                    Collateral Documents.

     The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Collateral Documents, to apply such funds as provided in this Indenture and the Collateral

Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Article 11 and the other provisions of this Indenture.

SECTION 10.11. Powers Exercisable by Receiver or Trustee.

     In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or any Subsidiary Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Subsidiary Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 10.

                                   ARTICLE 11

                           APPLICATION OF TRUST MONIES

SECTION 11.01. Collateral Account.

     On the date of this Indenture there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee the Collateral Account. The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. All Trust Monies which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Collateral Documents, said Trust Monies shall be applied in accordance with Section 6.10; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article.

SECTION 11.02. Withdrawal of Insurance Proceeds and Condemnation Awards.

     To the extent that any Trust Monies consist of Net Insurance Proceeds, such Trust Monies, to the extent consistent with the Intercreditor Agreements, may be withdrawn by the Company and shall be paid by the Trustee upon a Company Request delivered to the Trustee to reimburse the Company or the applicable Subsidiary Guarantor for expenditures made, or to pay costs incurred, by the Company or such Subsidiary Guarantor in connection with the repair, rebuilding or replacement of the Collateral destroyed, damaged or taken, upon receipt by the Trustee of the following:

          (a) An Officers' Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies setting forth:

          (i)that expenditures have been made, or costs incurred by the Company or such Subsidiary Guarantor, as the case may be, in a specified amount in connection with certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof to the Company or such Subsidiary

          Guarantor at the date of the acquisition thereof by the Company or such Subsidiary Guarantor;

          (ii)that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Monies in any previous or then pending application pursuant to this Section 11.02;

          (iii)that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the Collateral Documents or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee under Section 10.05(d), as the case may be;

          (iv)that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the subject of a vendor's, mechanic's, laborer's, materialman's, statutory or other similar Lien upon any such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

          (v)that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or such Subsidiary Guarantor's business;

          (vi)that the Company or such Subsidiary Guarantor has title to such repairs, rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements are expressly permitted by this Indenture and the applicable Collateral Documents;

          (vii)that no Default or Event of Default shall have occurred and be continuing; and

          (viii)that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

          (b) All documentation required under the TIA (including, without limitation, TIA ss. 314(d));

          (c) (i) In case any part of such repairs, rebuildings (excluding repairs or rebuildings to any tissue machine located in any Improvements (as defined in the Mortgage)) or replacements constitutes Real Property:

               (A) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

               (B) in the event such repairs, rebuildings or replacements have a Fair Market Value in excess of $500,000, a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such repairs, rebuildings or replacements to the extent that such repairs, rebuildings or replacements extend beyond the exterior configuration of any Improvement (subject to no Liens other than Permitted Collateral Liens in an aggregate amount equal to the fair market value of such repairs, rebuildings or replacements or other investments, together with such endorsements and other opinions as are contemplated by Section 10.02(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Real Property subject to the Lien of a Mortgage, an endorsement to the title insurance policy issued pursuant to Section 10.02(b) regarding the affected Real Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage (subject to no Liens other than Permitted Collateral Liens);

               (C) in the event such repairs, rebuildings or replacements have a fair market value in excess of $500,000 and affect the exterior configuration of an Improvement, a Survey with respect thereto; and

               (D) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Subsidiary Guarantor of all title insurance premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Collateral Document to perfect such Lien; and

          (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

               (A) an instrument in recordable form sufficient for the Lien of any applicable Collateral Document to cover such repairs, rebuildings or replacements; and

               (B) evidence of payment or a closing statement indicating payments to be made by the Company or the applicable Subsidiary Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Collateral Document; and

          (d) An Opinion of Counsel substantially stating:

          (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the other Collateral Documents, and that, upon the basis of such Company Order and the accompanying documents specified in this Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be paid over under this Section 11.02;

          (ii) that, subject to certain customary exceptions, the relevant Collateral Documents create a valid, binding and enforceable Lien on and security interest in such repairs, rebuildings and replacements in favor of the Trustee in favor of the Holders and, to the extent that a security interest in any such property may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property; and

          (iii) that all the Company's or such Subsidiary Guarantor's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof are then subject to the Lien of this Indenture and the relevant Collateral Documents.

Upon compliance with the foregoing provisions of this Section 11.02 and Section 11.01, the Trustee shall, upon receipt of a Company Order, pay an amount of Net Insurance Proceeds constituting Trust Monies equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 11.02, or the fair market value to the Company or the applicable Subsidiary Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in an Independent Appraiser's or Independent Financial Advisor's certificate, if required by the
TIA), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any Net Insurance Proceeds for such property do not exceed $25,000 and, in the good faith estimate of the Company, such destruction or damage resulting in such Net Insurance Proceeds does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate to such effect and compliance with Section 10.01, the Trustee shall release to the Company or the applicable Subsidiary Guarantor such Net Insurance Proceeds for such property free of the Lien hereof and of the Collateral Documents.

SECTION 11.03. Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer.

     To the extent that any Trust Monies consist of Net Proceeds received by the Trustee pursuant to the provisions of Section 4.04 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.04 upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (a) An Officers' Certificate, dated not more than five days prior to the Asset Sale Purchase Date stating:

          (i) that no Default or Event of Default shall have occurred and be continuing;

          (ii)(x) that such Trust Monies constitute Net Proceeds, (y) that pursuant to and in accordance with Section 4.04, the Company has made an Asset Sale Offer and (z) the Available Amount to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer;

          (iii) the Asset Sale Purchase Date; and

          (iv)that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

          (b) All documentation, if any, required under TIA ss. 314(d).

     Upon compliance with the foregoing provisions of this Section 11.03, the Trustee shall apply the Trust Monies as directed and specified by such Company Order, subject to Section 4.04.

SECTION 11.04. Withdrawal of Trust Monies for Investment in Replacement Assets.

     In the event the Company intends to reinvest Net Proceeds of an Asset Sale in Replacement Assets (the "Released Trust Monies"), such Net Proceeds constituting Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Company upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (a) a Notice signed by the Company (each, a "Trust Monies Release Notice"), which shall (i) refer to this Section 11.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Monies, (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Monies and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (b) An Officers' Certificate certifying that (i) such Trust Monies constitute Net Proceeds, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Default or Event of Default (both before and after investing in the Replacement Asset) in effect or continuing on the date thereof, (iv) the release of the Released Trust Monies will not result in a Default or Event of Default hereunder and (v) all conditions precedent herein to such release have been complied with;

          (c) All documentation required under the TIA (including, without limitation, TIA ss. 314(d));

          (d) If the Replacement Asset proposed for investment is Real Property, the Company or the appropriate Subsidiary Guarantor shall also deliver to the Trustee:

          (i) an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

          (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such Real Property (subject to no Liens other than Permitted Collateral Liens which were permitted with respect to the Collateral which was the subject of the Asset Sale) in an aggregate amount equal to the Fair Market Value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Collateral Liens, together with such endorsements and other opinions as are contemplated by Section 10.02(b);

          (iii) in the event the Fair Market Value of the Real Property is in excess of $500,000, a Survey with respect thereto; and

          (iv)evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Subsidiary Guarantor of all title premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Collateral Document to perfect such Lien;

          (e) If the Replacement Asset is a personal property interest, the Company or the appropriate Subsidiary Guarantor shall deliver to the
     Trustee:

          (i) a financing statement and other instruments in form sufficient to perfect the Lien of any applicable Collateral Document on such personal property interest; and

          (ii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Subsidiary Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Replacement Asset to the Lien of any Collateral Document; and

          (f) An Opinion of Counsel stating:

          (i) that the documents that have been or are therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

          (ii) to the extent that such Replacement Assets were acquired with Net Proceeds, the relevant Collateral Documents create a valid, binding and enforceable Lien, subject to certain customary exceptions, on and security interest in such Replacement Assets in favor of the Trustee for the benefit of the Holders and, to the extent that a security interest in any such Replacement Assets may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property.

     Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Company.

SECTION 11.05. Investment of Trust Monies.

     So long as no Default or Event of Default shall have occurred and is continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company Order, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of a Company Order specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

     The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this
Section 11.05.

                                   ARTICLE 12

                              SUBSIDIARY GUARANTEES

SECTION 12.01. Subsidiary Guarantees.

     Subject to the provisions of this Article 12, each Subsidiary Guarantor, jointly and severally, hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium and interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes or under the Collateral Documents (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the "Guarantee Obligations"). Failing payment when due of any Guarantee Obligation or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the Guarantee Obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the

Company Obligations. Each Subsidiary Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against such Subsidiary Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election in any proceeding instituted under the Bankruptcy Law of the application of
Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, the Collateral Documents or as provided in Section 8.01.

     If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

SECTION 12.02. Execution and Delivery of Subsidiary Guarantees.

     To evidence the Subsidiary Guarantees set forth in Section 12.01 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by the President or one of the Vice Presidents of the Subsidiary Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

     Each of the Subsidiary Guarantors agree that the Subsidiary Guarantees set forth in this Article 12 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

     If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 12.03. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

     (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

     (b) Subject to the provisions of Section 12.04, each Subsidiary Guarantor shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, other than the Company or another Subsidiary Guarantor, unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor), or the Surviving Entity assumes all the Guarantee Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (ii) immediately after such transaction no Default or Event of Default exists; (iii) the Surviving Entity (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction and (B) the Company shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.06; (iv) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to continue the perfection of the Liens of the Collateral Documents in the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required by applicable law to preserve and protect the Lien of the Collateral Documents in the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states; (v) the Collateral owned by or transferred to the Surviving Entity shall
(1) continue to constitute Collateral under this Indenture and the Collateral Documents, (2) shall be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes and (3) shall not be subject to any Lien other than Permitted Liens; (vi) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property and assets of types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Entity shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture; and (vii) such Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable, and with respect to the opinion of counsel, subject to customary enforceability exceptions. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     (c) The Trustee, subject to the provisions of Section 12.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Guarantee Obligations, comply with the provisions of this
Section 12.03. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 12.05.

SECTION 12.04. Releases Following Sale of Assets.

     Notwithstanding Section 12.03 hereof, in the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all (or substantially all) of the Capital Stock of any Subsidiary Guarantor, which sale or other disposition otherwise complies with the other terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any Guarantee Obligations under its Subsidiary Guarantee; provided that the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.04 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.04 hereof or the applicable provisions of the Collateral Documents, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its Guarantee Obligations under its Subsidiary Guarantee, the Collateral Documents and the Registration Rights Agreement and release all assets of such Subsidiary Guarantors from the Liens of the Collateral Documents executed by such Subsidiary Guarantor. Any Subsidiary Guarantor not released from its Guarantee Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 12.

SECTION 12.05. Limitation of Subsidiary Guarantor's Liability.

     Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Guarantee Obligations of such Subsidiary Guarantor under this Article 12 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Guarantee Obligations of such other Subsidiary Guarantor under this Article 12, result in the Guarantee Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 12.06. Application of Certain Terms and Provisions to the Subsidiary
               Guarantors.

     (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

     (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 13.02 as if references therein to the Company were references to such Subsidiary Guarantor.

     (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Subsidiary Guarantor may be given or served as described in
Section 13.02 as if references therein to the Company were references to such Subsidiary Guarantor.

     (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in
Section 13.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 13.02. Notices.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:

              American Tissue Inc.
              155 Engineers Road
              Hauppauge, New York  11788
              Attention:  Chief Financial Officer
              Telephone No.:  (516) 435-9000
              Telecopier No.:  (516) 435-8980

     with a copy to:

              Mandel & Resnick P.C.
              220 East 42nd Street
              New York, New York  10017
              Attention:  Nicholas Kaiser, Esq.
              Telephone No.:  (212) 573-0093
              Telecopier No.:  (212) 573-0067

     If to the Trustee:

              The Chase Manhattan Bank
              450 West 33rd Street
              15th Floor
              New York, New York  10001
              Attention:  Capital Market Fiduciary Services

              Telephone No.:  (212) 946-3083
              Telecopier No.:  (212) 946-8161/8162

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company under the Notes, the Subsidiary Guarantees, this Indenture, the Registration Rights Agreement or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.08. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT REGARD TO CONFLICTS OF LAW RULES.

SECTION 13.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13. Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Intercreditor Agreements.

     Notwithstanding anything to the contrary contained herein (but subject to Section 13.01 hereof), all of the provisions of Articles 10 and 11 are subject to the Intercreditor Agreements.

                         [Signatures on following pages]

                                   SIGNATURES


Dated as of July 9, 1999              AMERICAN TISSUE INC.


                                      By: /s/ Nourollah Elghanayan
                                          --------------------------------------
                                          Nourollah Elghanayan
                                          Chairman of the Board

Attest:


By: /s/ Mehdi Gabayzadeh
    ---------------------------
    Mehdi Gabayzadeh
    President


Dated as of July 9, 1999              AMERICAN CELLULOSE MILL CORP.,
                                      AMERICAN TISSUE CORPORATION
                                      AMERICAN TISSUE MILLS OF
                                        NEW HAMPSHIRE, INC.
                                      AMERICAN TISSUE MILLS OF NEW YORK, INC.
                                      AMERICAN TISSUE MILLS OF OREGON, INC.
                                      AMERICAN TISSUE MILLS OF WISCONSIN, INC.
                                      BERLIN MILLS RAILWAY, INC.
                                      CROWN VANTAGE-NEW HAMPSHIRE ELECTRIC, INC.
                                      GILPIN REALTY CORP.,
                                      TAGSONS PAPERS, INC.


                                      By: /s/ Nourollah Elghanayan
                                          --------------------------------------
                                          Nourollah Elghanayan
                                          Chairman of the Board


Attest:


By: /s/ Mehdi Gabayzadeh
    ---------------------------
    Mehdi Gabayzadeh
    President

Dated as of July 9, 1999              100 REALTY MANAGEMENT LLC,
                                      AMERICAN TISSUE MILLS OF GREENWICH LLC,
                                      AMERICAN TISSUE MILLS OF NEENAH LLC,
                                      CALEXICO TISSUE COMPANY LLC,
                                      CORAM REALTY LLC,
                                      ENGINEERS ROAD, LLC,
                                      GRAND LLC,
                                      HYDRO OF AMERICAN LLC,
                                      LANDFILL OF AMERICA LLC,
                                      MARKWOOD LLC,
                                      PAPER OF AMERICA LLC,
                                      PULP & PAPER OF AMERICA LLC,
                                      PULP OF AMERICA LLC,
                                      RAILWAY OF AMERICA LLC,
                                      SARATOGA REALTY LLC,
                                      UNIQUE FINANCING LLC,


                                      By: /s/ Nourollah Elghanayan
                                          --------------------------------------
                                          Nourollah Elghanayan
                                          Manager


Attest:


By: /s/ Mehdi Gabayzadeh
    ---------------------------
    Mehdi Gabayzadeh
    Manager

Dated as of July 9, 1999              THE CHASE MANHATTAN BANK

                                      By: /s/ Kathleen Perry
                                          --------------------------------------
                                          Name: Kathleen Perry
                                          Title: Vice President


/s/ Sheik Wiltshire
- --------------------------------      (SEAL)
Name: Sheik Wiltshire
Title: Second Vice President